EXHIBIT 99.1

S&W Extends Exercise Period of Class A
Warrants ("SANWW") Until April 29, 2013
Without Extending Trading

Class A Warrants Cease To be Traded on NASDAQ at
the Market Close on April 15, 2013

For Immediate Release
Contact:	Robert Blum, Joe Dorame, Joe Diaz Lytham Partners, LLC 602-889-9700 sanw@lythampartners.com www.lythampartners.com	Matt Szot Chief Financial Officer S&W Seed Company 559-884-2535 www.swseedco.com

FIVE POINTS, California - April 15, 2013 - S&W Seed Company (Nasdaq: SANW, SANWW, SANWZ) today announced that the warrant exercise period for its Class A warrants ("Class A Warrants"), which was to expire at 5:00 pm Pacific time on April 15, 2013, has been extended by ten business days to 5:00 pm Pacific time on April 29, 2013.  This announcement follows S&W's prior notice to warrant holders of its call for redemption of the Class A Warrants and is done to allow additional time for warrantholders and their brokers to complete the paperwork needed to exercise warrants. However, as previously announced, the Class A Warrants will cease trading on the NASDAQ Capital Market at the close of trading on April 15, 2013, despite extension of the exercise period.

In addition, S&W will allow a three day "protect" period after April 29 to allow for settlement of exercised Class A Warrants after April 29. Accordingly, any Class A Warrants for which notice of guaranteed delivery is received prior to 5:00 pm Pacific time on April 29, 2013 shall be deemed exercised so long as the procedure for book-entry transfer via DWAC (or physical delivery of warrant certificates) is completed for the protected Class A Warrants and the funds required for exercise are received by S&W's Warrant Agent, Transfer Online, Inc., by 5:00 pm Pacific time on May 2, 2013. Any Class A Warrants not exercised by the registered holders will automatically expire on May 2, 2013, and S&W will thereafter remit to the registered holders of expired Class A Warrants the sum of $0.25 per warrant. After expiration, registered holders of expired Class A Warrants will have no rights or privileges other than to receive $0.25 per warrant. The common stock underlying the Class A Warrants is registered pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission.

If you have any questions please contact S&W's Chief Financial Officer, Matt Szot, at (559) 884-2535.

About S&W Seed Company

Founded in 1980, S&W Seed Company is a global agricultural company, headquartered in the Central Valley of California. The company is the largest producer of non-dormant alfalfa seed varieties in the world, with production operations in the San Joaquin and Imperial Valley's of California, as well as in South Australia. The company has worldwide sales and distribution through both a direct sales force as well as dealer-distributors. The company's proprietary varieties are designed to meet the shifting needs of farmers that require high performance in poor and highly saline soil conditions and have been verified over decades of university-sponsored trials. Additionally, the company is utilizing its research and breeding expertise to develop and produce U.S.-based stevia leaf. Stevia is an all-natural, zero calorie sweetener from the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2012, and in other filings subsequently made by the Company with the Securities and Exchange Commission.